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                                                                   EXHIBIT 10.8

                          INTERLINE DIVISION AGREEMENT

                                    BETWEEN

                           CENTRAL FREIGHT LINES INC.

                                      AND

                           ESTES EXPRESS LINES (EXLA)

1. The parties hereto, being motor common carriers of property in interstate and/or intrastate and/or foreign commerce, agree that each will accept from the other the freight tendered them and which is consigned to points on their lines.

2.       INTERCHANGE POINTS

         (a) Except as otherwise specifically provided herein, the following basis will be observed in the division of revenue of traffic interchanged at all recognized interchange points named in Appendix B.

         (b) Except as may otherwise be specifically agreed upon or when operational conditions warrant, the carrier making delivery to the other carrier shall arrange for such delivery the warehouse or platform of the others respective terminal.

3.       DIVISIONS

         Except as otherwise provided, division of revenue will be based upon the Rocky Mountain Division Sheet D-83.

4.       MINIMUM DIVISIONS

         (a) Except as provided in (b) or (c), on 2-line haul, the minimum division will be as published in the uniform division sheet D-83 and successive issues thereof issued by RMTB, Inc. When the charges are not sufficient to protect this minimum division for all carriers involved the charges will be divided equally among the carriers.

         (b) Except as provided in (c), on 3-line haul, the division of revenue will be route of movement. When the charges are not sufficient to protect the minimum division as provided in Item 25, the charges will be equally divided among all three carriers.

         (c) When for the account of Central Freight Lines shipments destined to the following states will be factored as 2-line haul.

                       AR, KS, LA, MS, MO, NM, OK AND TX

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5.       AFFILIATED MOTOR CARRIERS

         Two or more carriers shown in applicable tariffs as being considered as one carrier in the application of rates, shall be considered as such in ascertaining divisions of revenue or between interchange points, as the case may be.

6.       COMBINATION RATES

         When the through rate from origin to destination is constructed by the use of a combination of local rates, the division of revenue under this agreement shall be applicable only to that proportion of revenue accruing from or to the point over which the combination of rates apply.

7.       DISPOSITION OF FRACTIONS

         (a) In arriving at percentage factors, fractions of less than .5% shall be dropped and fractions of .5% or over shall be increased to the next even percentage.

         (b) When the total of the percentage factors ascertained under the provisions of Paragraphs 3 and 8(a) exceed 100%, then the highest percentage factor shall be reduced so that the total of all percentage factors equals 100%.

         (c) When the total of the percentage factors ascertained under the provisions of Paragraphs 3 and 8(a) is less than 100%, then the lowest percentage factor shall be increased so that the total of all percentage factors equal 100%.

         (d) In the division of actual revenue, fractions of a cent shall be disposed of according to the formula provided in Paragraph 8(a).

8.       ACCESSORIAL CHARGES

         (a) COD fees shall accrue solely for the account of the delivering carrier, and the delivering carrier shall remit each COD direct to the shipper or other properly designated payee in accordance with delivering carrier's tariffs.

         (b) Charges for Storage, Reconsignment, Stopping-in-transit, or other accessorial charges permitted under the applicable tariffs, shall accrue for the account of the carrier performing such services.

9.       SHIPMENTS STOPPED TO PARTLY LOAD OR UNLOAD

         Except as otherwise specifically provided herein, divisions of revenue on shipments stopped in transit for partial loading or unloading (where such transit privileges are allowed under the through published rate) shall be determined as follows. The total through charges based on the total weight upon which the through rate is assessed shall be the revenue to be prorated among all participating carriers. Except, in no event shall the proportion accruing to any carrier exceed its normal percentage proportion, based on the through rate (origin to destination) on the actual weight transported by such carrier.

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10.      SETTLEMENT OF CLAIMS

         Claims for overcharge or for loss and/or damage shall be handled according to the provisions of the current edition of the Freight Claim Rule Book, published by the National Motor Freight Claim Council and found in the National Motor Freight Classification.

         (a) Overcharge claims will be assumed by each carrier on the same basis as was used to determine the division of revenue on the same shipment.

         (b) For operating convenience, the parties to this agreement may agree to handle trailers loaded with one or more shipments and moving as origin carrier's load and count where such procedure is followed, it shall be the obligation of the receiving carrier to report all overages, shortages or damages to the origin carrier via telephone within 24 hours of unloading of such freight and via written notice within 48 hours of unloading of such freight confirming such report. Failure to report such shortages or damages as provided herein shall result in the receiving carrier becoming fully responsible for such unreported shortages or damages.

11.      EXCEPTIONS

         (a) On shipment that have been previously handled through interline settlement for the division of the through revenue on which balance dues occur due to reversal of charge, balance due will be settled promptly between carriers party to this agreement whether or not collection has been attempted for the customer. Upon attempting collection of the additional charges from the customer it develops that the charges cannot be collected the carrier attempting collection from the customer will bill the other carrier for the amount involved which will be paid promptly upon explanation as to why collection cannot be accomplished.

         (b) Undercharge adjustments shall be the responsibility of both parties to the agreement. The responsibility of collection shall rest upon the carrier collecting the revenue, the other party shall render all reasonable assistance therein. If the undercharge cannot be collected, the carrier attempting collection from the customer shall bill the other for the amount involved so that the interline settlement will then be based on what was collected.

12.      INTERLINE SETTLEMENTS

         (a) Revenue division settlements shall be made on a weekly basis by each carrier to the other.

         (b) Each statement issued must be paid within thirty (30) days from the date thereof. Items in dispute are to be reviewed, resolved and settled within sixty (60) days from the original statement date.

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         (c) Freight bills on shipments received from the origin carrier at the time of interchange must contain the origin carrier's freight charges.

         (d) Each party to this agreement agrees to furnish to the other, upon request, a copy of its most recent balance sheet together with such other financial information as may be appropriate and useful in passing on credit standing. Such requests may be made at any time during the life of this agreement.

         (e) Interline settlements shall be made in accordance with the appropriate rule or rules of the A.T.A. National Freight Claim Council Rule Book.

         (f) After interline settlement has been made, no correction or interline adjustment shall be honored by either carrier when such carriers proportion is less than $10.00 on any shipment (except balance due bills on government freight moving on GBL's pursuant to
         Section 10721 or duplicate payments are recoverable regardless of amount).

13. The origin carrier may waive accessorial charges for their customers if they so choose to do so, but the delivering carrier will assess its published accessorial charges for services it performs. The origin carrier will be responsible for paying those accessorial charges to the delivering carrier on prepaid shipments (except on those accessorials requested by the non-payor of the freight charges, the accessorial services will be paid by the requesting party and billed by the carrier performing such services).

14. This agreement is to be reciprocal in nature, allowing both parties listed consistent treatment regardless of whether they are the origin or destination carrier.

It is mutually agreed that there shall be no change or alterations in operation of this agreement without the written consent of both parties and that change or termination is to be upon 30 days written notice, unless both parties agree to an earlier date.

The above agreement supersedes and cancels all previous Interline Division Agreements and is accepted by us to become effective:

                                October 2, 1997
                        -------------------------------
                                      DATE

CENTRAL FREIGHT LINES INC.                  ESTES EXPRESS LINES
Carrier                                     Carrier

 /s/ Eddie Sherman                            /s/ Paul J. Dugent
------------------------------              ----------------------------
By:  Eddie Sherman                          By:  Paul J. Dugent

Title:   Director of Pricing                Title: V.P. Pricing & Traffic



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Appendices

Appendix A
Appendix B
Appendix C




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